Exhibit 1.1

[●] American Depositary Shares

Representing [●] Class A Ordinary Shares, Par value US$0.00000005 Per Share

CANAAN INC.

UNDERWRITING AGREEMENT

[●], 2019

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

As Sole Representative of the several Underwriters named in Schedule A hereto

Dear Sirs:

1.    Introductory. Canaan Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters an aggregate of [●] American Depositary Shares (“American Depositary Shares” or “ADSs”), each representing [●] Class A ordinary shares, par value US$0.00000005 per share of the Company (the “Ordinary Shares”). The aggregate of [●] ADSs to be sold by the Company are hereinafter referred to as the “Firm Shares”. The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] ADSs (the “Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [●], 2019 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive [●] Ordinary Shares deposited pursuant to the Deposit Agreement. Unless the context otherwise requires, each reference to the Firm Shares, the Option Shares or the Offered Shares herein shall also include the underlying Ordinary Shares (the “Shares”).

2.    Representations and Warranties of the Company.

2.1    Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-234356) covering the registration of the Offered Shares under the Act (as defined below), including a related preliminary prospectus or prospectuses relating to the Ordinary Shares represented by the ADS. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-234510) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the Exchange Act, a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-39127) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●] pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Sole Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement after the filing thereof are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Global Market (the “NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statements, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendment and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (iii) each broadly available road show, if any, when considered together with the Registration Statement, the General Disclosure Package and the Final Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Sole Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other Subsidiary (as defined below), since their respective dates of incorporation, not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company, since its date of incorporation, not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(d)    Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(e)     General Disclosure Package. As of the Applicable Time and each Closing Date, none of (i) the General Use Issuer Free Writing Prospectus, if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2019 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Sole Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Sole Representative as described in the next sentence, did not and does not include any information that conflicted or conflicts with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Sole Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)    Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the Waters Communication with the consent of the Sole Representative and in compliance with Section 5(d) of the Act and (b) has not authorized anyone other than the Sole Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Sole Representative has been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communication. The Company has not presented to any potential investors or otherwise distributed any Written Testing-the-Waters Communication.

(h)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company with limited liability and in good standing under the laws of the Cayman Islands, with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Memorandum and Articles of Association of the Company, adopted as of February 6, 2018, and any other constitutive or organization documents comply with the requirements of applicable Cayman Islands law and is in full force and effect. The amended and restated memorandum and articles of association of the Company adopted on October 8, 2019, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Sole Representative; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(i)    Subsidiaries. Each subsidiary of the Company listed in Exhibit 21.1 of the Registration Statement (each a “Subsidiary”, and collectively the “Subsidiaries”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Subsidiary comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, in accordance with the applicable laws and its respective articles of association; and the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

(j)    Offered Shares, ADSs. The Offered Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and, upon the issuance and sale of the Firm Shares, the Company shall have an authorized and outstanding capital as set forth under the columns of the Capitalization table labeled “Pro forma” [and “Pro forma as adjusted”]. All outstanding shares of capital stock of the Company are, and, when the Offered Shares have been issued and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party, will conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Shares to be sold by the Company, when issued against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the Offered Shares as contemplated by the Deposit Agreement. The Company has not, directly or indirectly, offered or sold any of the Offered Shares by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Shares, in each case other than the preliminary prospectus referred to in Section 2.1(a) hereof, the Registration Statement, the General Disclosure Package and the Final Prospectus.

(k)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its subsidiaries or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(l)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”). Each officer, director, and shareholder of the Company has furnished to the Sole Representative on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(m)    Listing. The Offered Shares [have been approved] for listing on the NASDAQ, subject to notice of issuance.

(n)    Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of FINRA.

(o)    Title to Property. The Company and its Subsidiaries have good and marketable title to all properties and assets owned by them, in each case free from liens, charges, mortgages, pledges, security interests, restrictions and encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(p)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Shares will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, over the Company, except, in the case of (i), such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”). A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(q)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject or (iii) in breach or violation of any provision of applicable law or statute (including those laws and statutes that relate to sales of bitcoin mining machines) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties and assets, except, in the case of (ii) and (iii), such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of the Deposit Agreement contained in each of the Registration Statement, General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(t)    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package and the Final Prospectus as of the Applicable Time (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(u)    Possession of Licenses and Permits. Each of the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate and material licenses, certificates, permits and other authorizations (including any agreements pursuant to which Intellectual Property Rights (as defined below) have been licensed to the Company or any subsidiary, and all such agreements are in full force and effect) (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v)    Termination of Contracts. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or by any other party to any such contract or agreement.

(w)    Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened and the Company and its subsidiaries are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or manufacturers of the Company and its subsidiaries that could have a Material Adverse Effect. The Company and its subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or, to the Company’s knowledge, is imminent.

(x)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (v) the Company and the subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company or any subsidiary, and all such agreements are in full force and effect; (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its subsidiaries, or actions undertaken by the employee while employed with the Company or its subsidiaries; (viii) neither the Company nor any of its subsidiaries are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and its subsidiaries are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and its subsidiaries are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all respects, except in each case covered by the clauses above, such as would not, if determined adversely to the Company or its Subsidiaries, result in a Material Adverse Effect.

(y)    Environmental Laws. (i) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, (ii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); (iii) to the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Laws that would have a Material Adverse Effect; and (iv) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Laws that would reasonably be expected to have a Material Adverse Effect; provided that in case of (i) and (ii), any violation failure or default would not result in a Material Adverse Effect.

(z)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(aa)    Absence of Manipulation. None of the Company, its subsidiaries, nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, nor will the Company or its subsidiaries or any of their affiliates take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or to result in a violation of Regulation M under the Exchange Act.

(bb)    Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and accurate in all material respects.

(cc)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Internal Controls are, or upon consummation of the offering of the Offered Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Sarbanes-Oxley, all applicable Rules and Regulations promulgated under the Exchange Act and the rules and regulations of the NASDAQ. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days, the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, Sarbanes-Oxley, all applicable Rules and Regulations promulgated under the Exchange Act and the rules and regulations of the NASDAQ, or any matter which, if determined adversely, would have a Material Adverse Effect.

(dd)    Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries, to the Company’s knowledge, any officer or director of the Company, if determined adversely to the Company or any of its subsidiaries (or their respective officers or directors), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(ee)    Consolidated Financial Statements. The consolidated financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows and changes in shareholders’ equity of the Company for the periods shown, and such financial statements have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (other than as described therein); the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; and (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior fiscal year since inception.

(ff)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(gg)    No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) neither the Company nor any of its subsidiaries has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any material business or any other material asset, or (4) agreed to take any of the foregoing actions, and (v) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(hh)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

(ii)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)    PFIC Status. The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC in the current taxable year or in the foreseeable future.

(kk)    Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(ll)    Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and each of its subsidiaries has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(mm)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(nn)    Taxes. (A) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries have paid all material national, regional, local and other taxes and filed all material tax returns required to be paid or filed through the date hereof (other than with respect to taxes that are being contested in good faith); there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of its subsidiaries as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(oo)    Insurance. The Company and its Subsidiaries have insurance covering, to the extent applicable, their respective properties, operations, personnel and businesses against such losses and risks and in such amounts as required by the applicable laws and are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(pp)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its subsidiaries or their respective affiliates, nor any of their respective directors, officers or, to the Company’s knowledge, employees, any agent or representatives acting for or on behalf of the Company or of any of its subsidiaries or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or has violated or is in violation of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and will institute and maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(qq)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(rr)    Compliance with OFAC. (i) Neither the Company nor any of its subsidiaries, nor any director, officer or, to the Company’s knowledge, employee, agent, affiliate or representative acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is:

(A.)    the subject or target of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B.)    located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);

(ii)    The Company represents and covenants that the Company and its subsidiaries will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A.)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of Sanctions; or

(B.)    to fund or facilitate any activities of or business in any Sanctioned Country or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(C.)    The Company represents and covenants that, for the past five years, the Company and its subsidiaries, have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the target of Sanctions.

(ss)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required.

(tt)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the General Disclosure Package and the Final Prospectus. The description of the transactions, agreements, arrangements and relationships set forth in the General Disclosure Package and the Final Prospectus under the captions “Related Party Transactions” and “Principal Shareholders” fairly summarizes the transactions, agreements, arrangements and relationships that are required to be disclosed therein pursuant to the Act and is true and accurate in all material respects.

(uu)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(vv)    Independence PricewaterhouseCoopers Zhong Tian LLP. PricewaterhouseCoopers Zhong Tian LLP (“PwC”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(ww)    Stamp Duty. Except as disclosed in the General Disclosure Package and the Final Prospectus, under the laws and regulations of each of the jurisdictions in which the Company and its subsidiaries are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp or other issuance, registration, transfer or withholding tax or duty is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Shares by the Company, the issuance of the Offered Shares by the Depositary and the issue of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof; (iii) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the American depositary receipts evidencing the ADSs; or (iv) the execution and delivery of this Agreement and the Deposit Agreement provided that Cayman Islands stamp duty may be payable if the original of this Agreement or the Deposit Agreement are brought to or executed in the Cayman Islands.

(xx)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offering Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Sole Representative has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule B hereto.

(yy)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be observed and given effect to by the courts of the Cayman Islands and honored by courts in Hong Kong and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section [17] of this Agreement and Section [7.8] of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section [17] of this Agreement and Section [7.6] of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section [17] hereof.

(zz)    No Immunity. None of the Company, or its subsidiaries or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, Hong Kong, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section [16] of this Agreement.

(aaa)    Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognised and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced at the foreign judgment debt in the Grand Court of the Cayman Islands, the courts of Hong Kong and PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Hong Kong or PRC.

(bbb)    Absence of Off-Balance Sheet Transactions. Except as disclosed in the financial statements referred to in the above Section [2.1(ff)] and in the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons.

(ccc)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ddd)    FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its subsidiaries or any of their respective officers, directors or, to the Company’s best knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(eee)    Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Sole Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(fff)    No Prohibition of Payment. None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

(ggg)    No Sale, Issuance and Distribution of Ordinary Shares. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, share incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hhh)    Statistical or Market-Related Data. Any statistical, industry-related and market-related data, and industry and customer survey included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required; the report and surveys prepared by Frost & Sullivan was prepared at the Company’s request based on a contractual arrangement which the Company negotiated on an arms’ length basis.

(iii)    Bitcoin Mining and Cryptocurrency Trading; Bitcoin as Payment. The Company represents and warrants that the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, the process of adding transaction records to Bitcoin’s public ledger of past transactions (“Bitcoin Mining”) or in any form of cryptocurrency trading. The Company further represents and warrants that the Company and its subsidiaries have not knowingly received, directly or indirectly, Bitcoins or any other cryptocurrency as payment or compensation for any service or product provided by the Company.]

3.    Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per ADS, that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto (rounded up or down, as determined by the Sole Representative in its discretion, in order to avoid fractions).

The Company will deliver the Firm Shares to or as instructed by the Sole Representative for the accounts of the several Underwriters through the facilities of the Depository Trust Company (“DTC”) in a form reasonably acceptable to the Sole Representative against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Sole Representative drawn to the order of the Company for itself, as the case may be, at [●] A.M., New York time, on [●], 2019, or at such other time not later than seven full business days thereafter as the Sole Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.

In addition, upon written notice from the Sole Representative given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Sole Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold unless the Firm Shares previously have been, or simultaneously are, sold. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Sole Representative to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Sole Representative but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Sole Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Sole Representative, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Sole Representative drawn to the order of the Company.

4.    Offering by Underwriters. The Company is advised by the Sole Representative that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Sole Representative is advisable. The Company is further advised by the Sole Representative that the ADSs are to be offered to the public initially at US$[●] per ADSs (the “Public Offering Price”) and to certain dealers selected by the Sole Representative at a price that represents a concession not in excess of US$[●] per ADS under the Public Offering Price.

5.    Certain Agreements of the Company

5.1    The Company agrees with the several Underwriters that:

(a)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Sole Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Sole Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Sole Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Sole Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Sole Representative.

(b)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Sole Representative of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not affect such amendment or supplementation without the Sole Representative’s consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Sole Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Sole Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Sole Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Sole Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)    Furnishing of Prospectuses. The Company will furnish to the Sole Representative copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Sole Representative may reasonably requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Sole Representative shall reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(g)    Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Sole Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Sole Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Sole Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the several Underwriters that it will pay or cause to be paid all expenses incident to the performance of the obligations of the Company, as the case may be under this Agreement, including without limitation: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the General Disclosure Package, the Final Prospectus, and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendment and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities as reasonably requested by the Underwriters; (ii) all costs and expenses related to the transfer and delivery of the Offered Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Shares under state securities laws and all expenses in connection with the qualification of the Offered Shares for offer and sale under state securities laws, including all filing fees in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; (iv) all expenses in connection with any offer and sale of the Offered Shares outside of the United States, including filing fees [and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States]; (v) all filing fees incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA; (vi) all fees and expenses in connection with the preparation and filing of the ADS Registration Statement and the Exchange Act Registration Statement and all costs and expenses incident to listing the Offered Shares on the NASDAQ; (vii) the cost of printing certificates representing the Offered Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the costs and expenses of the Company relating to any Testing-the-Waters Communications, investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of presentation slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the Testing-the-Waters Communications, investor presentations or road show incurred by the Company or, with regard to each of the foregoing, by the Underwriters on behalf of the Company; (x) the document production charges and expenses associated with printing this Agreement; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5. It is understood, however, that the Underwriters shall be responsible for the costs and expenses incident to the performance of the obligations of the Underwriters hereunder, including out of pocket expenses and fees and disbursements of their counsels; [notwithstanding the foregoing, the Company has agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by the underwriters, in an aggregate amount not to exceed US$ [●].]

(i)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(j)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. Notwithstanding the foregoing, the Company shall not be required to pay any additional amounts on account of any taxes, duties or charges (i) imposed on income, profits or gains of an Underwriter, (ii) that would not have been imposed but for a present or former connection between an Underwriter and the jurisdiction imposing such taxes, duties or charges (other than a connection that would not have arisen but for the transactions contemplated by this Agreement) or (iii) that would not have been imposed but for the failure of an Underwriter to provide, upon request, any certification, identification or other documentation concerning such Underwriter’s nationality, residence, identity or connection with the jurisdiction imposing such taxes, duties or charges as the Underwriter is legally able to provide and is commercially reasonable.

(k)

(l)    Restriction on Sale of Ordinary Shares by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or American Depositary Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or American Depositary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Sole Representative, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee share options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options and the filing of any registration statement on Form S-8. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Sole Representative consents to in writing.

(m)    Agreement to Announce Lock-Up Waiver. If the Sole Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section [7(r)] hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(n)    Compliance with Deposit Agreement. To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Optional Closing Date.

(o)    Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p)    PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(q)    Emerging Growth Company. The Company will promptly notify the Sole Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(r)    Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Sole Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(s)    DTC. The Company shall provide DTC with all the necessary authorizations, information and instructions to enable DTC to perform its duties in accordance with and as contemplated by the terms of this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Prospectus and the Final Prospectus.

(t)    SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use commercially reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(u)    Deposit Agreement. The Company will deposit the Ordinary Shares represented by the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Shares or Optional Shares, as the case may be, will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at each applicable Closing Date.

(v)    License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter solely for the purpose of facilitating the offering of the Offered Shares.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Sole Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Sole Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Sole Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Sole Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of PwC in form and substance satisfactory to the Sole Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)    Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings for any of those purposes or pursuant to Section 8A of the Act therefor initiated or are pending, or, to the Company’s knowledge, are threatened or contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Sole Representative, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares.

(d)    Opinion of U.S. Counsel for the Company. The Sole Representative shall have received an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(e)    Opinion of Cayman Islands Counsel for the Company. The Sole Representative shall have received an opinion of Maples & Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(f)    Opinion of Hong Kong counsel for the Company. The Sole Representative shall have received an opinion of L&Y Law Office, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(g)    Opinion of PRC Counsel for the Company. The Sole Representative shall have received an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(h)    Opinion of U.S. Counsel for Underwriters. The Sole Representative shall have received an opinion and negative assurance letter of Freshfields Bruckhaus Deringer LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(i)    Opinion of PRC Counsel for the Underwriters. The Sole Representative shall have received an opinion of Zhong Lun Law Firm, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(j)    Opinion of Depositary’s Counsel. The Sole Representative shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Sole Representative.

(k)    Officer’s Certificate. The Sole Representative shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and (v) subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(l)    Chief Financial Officer’s Certificate. The Sole Representative shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Sole Representative.

(m)    Lock-Up Agreements. On or prior to the date hereof, the Sole Representative shall have received lockup letters from each of the Company’s directors, executive officers and certain of the Company’s existing shareholders substantially in the form of Exhibit A hereto.

(n)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the American Depositary Shares representing such Ordinary Shares in accordance with the Deposit Agreement.

(o)    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Sole Representative a certificate satisfactory to the Sole Representative of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Sole Representative may reasonably request.

(p)    Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s American Depositary Shares facility or issue any new American Depositary Shares evidencing the American Depositary Shares to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of each of the Sole Representative.

(q)    Listing. The American Depositary Shares representing the Ordinary Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(r)    FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)    Requested Information. On such Closing Date, as the case may be, the Sole Representative and counsel for the Sole Representative shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Company will furnish the Sole Representative with such conformed copies of such opinions, certificates, letters and documents as the Sole Representative reasonably requests. The Sole Representative may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its respective partners, members, directors, officers, employees, agents, affiliates and such affiliates’ directors, officers, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus any road show as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Sole Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Sole Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: their respective names and addresses appearing in the first paragraph under the caption “Underwriting.”

(c)    Actions against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either subsection (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsection (a) or (b) above. In case any such suit, action, or proceeding is brought or asserted against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and the Underwriters on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Sole Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Sole Representative, the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in Section 11 (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Termination. The Underwriters may terminate this Agreement by notice given by the Sole Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iii) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Sole Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Sole Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Sole Representative c/o [Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States. Attention: [●]], or, if sent to the Company, will be mailed, delivered or sent and confirmed to 30/F, Dicara Silver Tower, 29 Jiefang East Road, Jianggan District, Hangzhou, People’s Republic of China, Attention: Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.    Representation. The Sole Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Sole Representative will be binding upon all the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Sole Representative has been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Sole Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Sole Representative has advised or is advising the Company on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Sole Representative and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; and

(c)    Absence of Obligation to Disclose. The Company has been advised that the Sole Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sole Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Sole Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sole Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of this Section 18: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Sole Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CANAAN INC.

By:

Name:

Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Sole Representative of the several Underwriters.

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares to Be Purchased
Citigroup Global Markets Inc.	[●]
China Renaissance Securities (Hong Kong) Limited	[●]
CMB International Capital Limited	[●]
Galaxy Digital Advisors LLC	[●]
Huatai Financial Holdings (Hong Kong) Limited	[●]
Tiger Brokers (NZ) Limited	[●]
Haitong International Securities Company Limited	[●]
Total:	[●]

SCHEDULE B

1. General	Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1)	[●]

2)	[●]

2. Other	Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1)	The initial price to the public of the Offered Shares

2)	[●]

SCHEDULE C

LIST OF OFFICERS, DIRECTORS, SHAREHOLDERS AND OTHERS

ENTERING INTO LOCK-UP LETTERS

Directors and Executive Officers

Jiaxuan Li

Nangeng Zhang

Jianping Kong

Qifeng Sun

Quanfu Hong

Jingjie Wu

Hong Zhang

Xiaohu Yang

Mei Luo

Li Zhang

Shaoke Li

Shareholders

Ouroboros Ltd.

Flueqel Ltd.

HK Jiaji Science and Technology Limited

Wlyl Ltd.

Urknall Ltd.

Space Exploration JP Ltd.

Universe Exploration JP Ltd.

Small Art Ltd.

Sun Qifeng Ltd.

Qifeng Sun Ltd.

Tothemoon Ltd.

Root Grace Ltd.

SMHH Technology LTD.

SMSH Technology LTD.

SMZH Technology LTD.

PUJIA LIMITED

Bei Zhi Ltd.

Todamoon Ltd.

Create Pennant Holdings Limited

Rabbit E Limited

LXHMM Ltd.

SMEH Technology Ltd.

RONGKONG INTERNATIONAL LIMITED

Wisdom Limited

Xesse Ventures Limited

Fortune Joy Development Limited

Dragon Season Investment Limited

EXHIBIT A

FORM OF LOCK-UP LETTER

, 2019

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

as Sole Representative of the several Underwriters named in the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc., as representative (the “Sole Representative”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Canaan Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Public Offering”) by the several Underwriters, including the Sole Representative, of American depositary shares (the “ADSs”), each representing [•] Class A ordinary shares of the Company, par value US$0.00000005 per share (the “Ordinary Shares”). To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Sole Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares, ADSs or any security convertible into Ordinary Shares or ADSs as a bona fide gift or through will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned, or to any entity beneficially owned and controlled by the undersigned, or (c) if the undersigned is a partnership, limited liability company or corporation, transfers or distributions of Ordinary Shares or ADSs or any security convertible into Ordinary Shares or ADSs to limited partners, stockholders or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs, shall be required or shall be voluntarily made during the Lock-Up Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or ADSs during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Sole Representative on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Sole Representative agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, the Sole Representative will notify the Company of the impending release or waiver, and (ii) the Company agrees to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Sole Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement shall be binding upon the undersigned and the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect on the earlier of (i) the date that the Company advises the Sole Representative in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) [December 31, 2019] if the Public Offering has not been completed by or before such date.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2019

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Canaan Inc. (the “Company”) of [●] Class A ordinary shares, par value US$0.00000005 per share, of the Company in the form of [●] American depositary shares, and the lock-up letter dated                      , 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                 , 2019, with respect to [●] ADSs, representing [●] Class A ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Citigroup Global Markets Inc.

Acting severally on behalf of itself and as Sole Representative of the several Underwriters named in Schedule A hereto

Citigroup Global Markets Inc.

By:
Name:
Title:

cc: Company

EXHIBIT C

FORM OF PRESS RELEASE

Canaan Inc.

[Date]

Canaan Inc. (the “Company”) announced today that Citigroup Global Markets Inc., the lead book-running manager in the Company’s recent public sale of                  American Depositary Shares, each representing                  Class A ordinary shares is [waiving] [releasing] a lock-up restriction with respect to      Class A ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                     , 20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

51